EXHIBIT 5


January 12, 1998

Denbury Resources Inc.
17304 Preston Road, Suite 200
DALLAS TX USA   75252

Attention:  Mr. Phil Rykhoek

Dear Sirs:

Re: Denbury Resources Inc. -- Amendments to Stock Option Plan and Employee Stock Purchase Plan
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We have acted as counsel to Denbury Resources Inc., a Canadian  corporation (the
"Corporation") in connection with:

i. the amendment to the stock option plan of the Corporation made effective August 9, 1995, as amended (the "Stock Option Plan"), pursuant to which the "Common Share Maximum" under the Stock Option Plan, was increased, subject to shareholder and regulatory approval by 2,015,756 common shares ("Common Shares") of the Corporation; and

ii. the amendment to section 13(a) of the employee stock purchase plan of the Corporation effective February 1, 1996 (the "Employee Stock Purchase Plan") pursuant to which the maximum number of Common Shares of the Corporation available for sale under the Employee Stock Purchase Plan was, subject to shareholder and regulatory approval, increased from 250,000 Common Shares to 750,000 Common Shares.

In connection therewith, we have reviewed a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration under the United States Securities Act of 1933, as amended (the "Act") of an aggregate 2,515,756 additional Common Shares of the Corporation, of which, an aggregate 2,015,756 additional Common Shares are reserved for issuance under the Stock Option Plan and 500,000 additional Common Shares are reserved for issuance under the Employee Stock Purchase Plan, (collectively the "Plans"), which Registration Statement is being filed this date with the United States Securities and Exchange Commission, and we are familiar with all corporate and shareholder proceedings taken to date in connection with the authorization and approval of the amendments to the Plans.

For the purposes of our opinion, we have examined:

            1) the Articles of Continuance and the By-laws of the Corporation, in each case, as amended to date;

            2)  copies  of   resolutions  of  the  board  of  directors  of  the
                Corporation authorizing the increase in the number of Common Shares of the Corporation issuable pursuant to the Plans and matters related thereto;


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            3)  the Registration Statement under the Act;

            4)  the Plans; and

            5) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained.

In conducting the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to questions of fact material to this opinion, we have relied upon documents, records and instruments furnished to us by the Corporation, without independent verification of their accuracy.

We are qualified to practice law in the Province of Alberta and our opinion herein is restricted to the laws of the Province of Alberta and the federal laws of Canada applicable therein.

Based, in reliance upon and subject to the foregoing, we are of the opinion that the aggregate 2,515,756 additional Common Shares issuable pursuant to the Plans, representing 2,015,756 additional Common Shares reserved for issuance under the Stock Option Plan and 500,000 additional Common Shares reserved for issuance under the Employee Stock Purchase Plan will, when issued in accordance with the terms and conditions of such Plans, and upon receipt by the Corporation of payment in full of the exercise price therefor, be validly issued as fully paid and non-assessable Common Shares of the Corporation.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed by Denbury Resources Inc. under the Act.

This opinion is being furnished for the sole benefit of the addressee hereof and may not be relied upon or distributed to any other person or entity or for or any other purpose without our express written consent. This opinion is given as at the date hereof and we disclaim any obligation or undertaking to advise any person of any change in law or fact which may come to our attention after the date hereof.


Yours very truly,

BURNET, DUCKWORTH & PALMER


/s/ Chris von Vegesack





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